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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries of BCB Bancorp, Inc.

               Name                       State of Incorporation
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
Bayonne Community Bank                    New Jersey

BCB Holding Company Investment Corp.      New Jersey

BCB Equipment Leasing LLC                 New Jersey